UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
Warrants (expiring January 19, 2021)	AIG WS	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.              Results of Operations and Financial Condition.

On October 26, 2020, American International Group, Inc. (the “Company” or “AIG”) issued a press release announcing third quarter 2020 catastrophe loss estimates, as well as the results of its annual policyholder assumption update for the Life & Retirement and Legacy segments. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 23, 2020, the Company’s Board of Directors (the “Board”) appointed Peter S. Zaffino, the Company’s current President and Global Chief Operating Officer, as Chief Executive Officer, effective March 1, 2021 (the “Effective Date”). The Board also appointed Mr. Zaffino to serve as a member of the Board, effective immediately. Mr. Zaffino will continue to serve as AIG’s President. Mr. Zaffino will not serve on any committees of the Board. With the appointment of Mr. Zaffino, the Company’s Board consists of 13 directors.

Upon the Effective Date, Brian Duperreault, the Company’s current Chief Executive Officer, will cease serving as Chief Executive Officer and will assume the position of Executive Chairman of the Board. The Board also named Douglas Steenland, current Independent Chairman of the Board, to assume the position of Lead Independent Director of the Board, effective on the Effective Date. Peter S. Zaffino, age 53, joined AIG as Executive Vice President, Global Chief Operating Officer in July 2017. He assumed the additional role of Chief Executive Officer of AIG’s General Insurance business in November 2017. In December 2019, Mr. Zaffino was appointed President of AIG. Mr. Zaffino joined AIG from Marsh & McLennan Companies, Inc. where he served as Chief Executive Officer of Marsh LLC from 2011 to 2017 and as Chairman of the Risk and Insurance Services segment of the enterprise (Marsh and Guy Carpenter) from 2015 to 2017.

There are no arrangements or understandings between each of Mr. Zaffino and Mr. Duperreault and any other person pursuant to which Mr. Zaffino was selected to serve as Chief Executive Officer and a director or to which Mr. Duperreault was selected to serve as Executive Chairman. Neither Mr. Zaffino nor Mr. Duperreault has any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Any changes to Mr. Zaffino’s or Mr. Duperreault’s compensation arrangements in connection with Mr. Zaffino’s appointment as Chief Executive Officer or Mr. Duperreault’s appointment as Executive Chairman would be reflected in a subsequent Form 8-K once determined.

A copy of the press release announcing these changes is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.              Other Events.

On October 26, 2020, AIG announced its intention to pursue a separation of the Company’s Life & Retirement business from AIG. Any separation transaction will be subject to the satisfaction of various conditions and approvals, including, but not limited to, approval by the Board, receipt of insurance and other required regulatory approvals, and satisfaction of any applicable requirements of the Securities and Exchange Commission. No assurance can be given regarding the form that a separation transaction may take or the specific terms or timing thereof, or that a separation will in fact occur.

A copy of the related press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of American International Group, Inc., dated October 26, 2020.

99.2	Press release of American International Group, Inc., dated October 26, 2020

99.3	Press release of American International Group, Inc., dated October 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of American International Group, Inc., dated October 26, 2020.

99.2	Press release of American International Group, Inc., dated October 26, 2020

99.3	Press release of American International Group, Inc., dated October 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: October 26, 2020	By:	/s/ Kristen W. Prohl
		Name:	Kristen W. Prohl
		Title:	Assistant Secretary